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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Simplexity, Inc:

We consent to the use of our report dated October 22, 2002, with respect to the balance sheet of Simplexity, Inc. as of December 31, 2001, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended, included in the InPhonic, Inc. Registration Statement on Form S-1 and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG LLP


McLean, Virginia
October 29, 2002